Exhibit 23


                                          CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Sparta Foods, Inc.

We hereby consent to the incorporation by reference in the registration statement (No. 333-02465) on Form S-8 and in the registration statement (no. 333-04559) on Form S-3 of Sparta Foods, Inc. of our report dated November 22, 1996, relating to the financial statements of Sparta Foods, Inc. and Subsidiary as of September 30, 1996 and 1995, which report appears in the September 30, 1996, annual report on Form 10-KSB of Sparta Foods, Inc.



                                           /s/ McGladrey & Pullen, LLP


Minneapolis, Minnesota
December 23, 1996